Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (“Agreement”) is made as of 21 October 2013 by and between CAMAC Energy Inc., a Delaware corporation (the “Company”), and the Public Investment Corporation (SOC) Limited (registration number 2005/009094/06), a state-owned company registered and duly incorporated in accordance with the laws of the Republic of South Africa, (acting in its capacity as Agent and Representative of its client, The Government Employees Pension Fund) (the “Investor”).

Recitals

A.     The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”) and Regulation S (“Regulation S”), both as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, or any successor statute, and the rules and regulations promulgated thereunder (the “Securities Act”);

B.     The Investor is the asset management company for its client, the Government Employees Pension Fund (“GEPF”) and has the general mandate to invest funds on behalf of GEPF and the acquisition of Shares in the Company by The Investor, constitutes an investment by PIC as Agent and Representative of the GEPF;

C.     The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement (the “Private Placement”), an aggregate of 376,884,422 (three hundred and seventy-six million, eight hundred and eighty-six thousand, four hundred and twenty-two) shares of the Company’s Common Stock, par value $0.001 per share; and

D.     Contemporaneous with First Closing of the Private Placement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and applicable United States state securities laws.

Agreement

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.1     Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Agreement” has the meaning set forth in the Preamble.

“Allied” means Allied Energy PLC, a company incorporated in the Federal Republic of Nigeria.

“Allied Asset Acquisition Closing” means the “Closing” as defined in the Allied Asset Purchase Agreement.

“Allied Asset Consideration Shares” means those shares of Common Stock to be issued to Allied by the Company as part of the consideration for the Allied Assets in accordance with the Allied Asset Purchase Agreement.

“Allied Asset Purchase Agreement” means the Asset Purchase Agreement by and between the Company and Allied with respect to the purchase by the Company of the Allied Assets.

“Allied Assets” means the “Transferred Interests” as defined in the Allied Asset Purchase Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and the Republic of South Africa are open for the general transaction of business.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any securities into which the Common Stock may be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Schedules” means the schedules delivered herewith in response to the representations and warranties set forth in Section 4.

“Exchange Act” means the United States Securities Exchange Act of 1934, or any successor statute, and the rules and regulations promulgated thereunder.

“FINRA” has the meaning set forth in Section 4.5.

“First Closing” has the meaning set forth in Section 2.1.

“First Closing Date” has the meaning set forth in Section 3.1.

“First Purchase Price” has the meaning set forth in Section 2.1.

“First Shares” has the meaning set forth in Section 2.1.

“GAAP” has the meaning set forth in Section 1.2(j).

“Indemnified Person” has the meaning set forth in Section 8.3.

“Indemnifying Person” has the meaning set forth in Section 8.3.

“Investment Representations” has the meaning set forth in Section 6.3(a).

“Investor” has the meaning set forth in the Preamble.

“JSE” means the JSE Limited (registration number 2005/022939/06), a public company organized under the laws of the Republic of South Africa and licensed to operate an exchange under the Financial Markets Act No. 19 of 2012 of the Republic of South Africa.

“Knowledge” means, with respect to the Company, the actual knowledge of Dr. Kase Lawal, Segun Omidele, Nicolas Evanoff or Earl McNiel.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” has the meaning set forth in Section 8.2.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents. For the purposes of this definition of Material Adverse Effect, none of the following facts, events, changes or effects or occurrences shall be deemed to constitute a Material Adverse Effect:

(a) changes in economic or political conditions of the United States, the Republic of South Africa, Nigeria or elsewhere in the world, or changes in financing, banking, currency or capital markets in general;

(b) changes of laws of general applicability, or interpretations thereof, or changes in GAAP, or the interpretations thereof, after the date hereof;

(c) changes affecting industries, markets or geographical areas in which the business of the Company and its Subsidiaries is conducted, including changes in commodity prices;

(d) the announcement of the execution of this Agreement or the negotiation, execution, or performance of this Agreement or the transactions contemplated hereby or communication by Company, Investor or any of their respective Affiliates of their plans or intentions (including in respect of employees) with respect to the business of the Company and its Subsidiaries, including losses or threatened losses of, or any adverse change in the relationship with, employees, customers, vendors, suppliers, distributors, landlords, financing sources, licensors, licensees, governmental authorities or others having relationships with the Company or any of its Subsidiaries;

(e) the consummation of the transactions contemplated by this Agreement or any actions by Investor or the Company required to be taken pursuant to this Agreement;

(f) any natural disaster or any acts of terrorism, sabotage, military action, armed hostilities or war (whether or not declared) or any escalation or worsening thereof, whether or not occurring or commenced before or after the date of this Agreement;

(g) any failure by the Company and its Subsidiaries to meet any published or internally prepared estimates or forecasts of revenues, earnings or other financial projections, hydrocarbon production, hydrocarbon reserves or resources, performance measures or operating statistics; provided, however, that the underlying causes of any such failure, except as may be provided in subsections (a), (b), (c), (d), (e) and (f) of this definition, shall not be excluded by this clause (g) of this definition;

(h) seasonal changes of a cyclical nature in the results of operations of the Company or its Subsidiaries;

(i) a decline in the price, or a change in the trading volume, of the Common Stock on the NYSE MKT stock exchange; or

(j) taking or not taking any action at the request of, or with the consent of, Investor.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Private Placement” has the meaning set forth in Recital B.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prohibited Transaction” has the meaning set forth in Section 5.11.

“Registration Rights Agreement” has the meaning set forth in Recital C.

“Regulation D” has the meaning set forth in Recital A.

“Regulation S” has the meaning set forth in Recital A.

“Required Approvals” has the meaning set forth in Section 4.5.

“SARB” has the meaning set forth in Section 6.1(d).

“SEC” has the meaning set forth in Recital A.

“SEC Filings” has the meaning set forth in Section 4.7.

“Second Closing” has the meaning set forth in Section 2.2.

“Second Closing Date” has the meaning set forth in Section 3.1.

“Second Purchase Price” has the meaning set forth in Section 2.2.

“Second Shares” has the meaning set forth in Section 2.2.

“Securities Act” has the meaning set forth in Recital A.

“Shares” has the meaning set forth in Section 2.2.

“Subsidiaries” has the meaning set forth in Section 4.1.

“Trading Affiliates” has the meaning set forth in Section 5.11.

“Trading Market” means the NYSE MKT stock market and the South African securities exchange operated by the JSE.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

1.2           Certain Interpretive Matters and Rules of Construction.

(a)     The exhibits and Disclosure Schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. All underscored article, section, subsection and exhibit references used in this Agreement are to articles, sections, subsections and exhibits to this Agreement unless otherwise specified.

(b)    The headings preceding the text of articles and sections included in this Agreement and the headings to the Disclosure Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

(c)     Each of the Disclosure Schedules will apply only to the corresponding Section or subsection of this Agreement, unless and only to the extent that the applicability of a disclosure on a Disclosure Schedule to one or more other Disclosure Schedules is reasonably apparent from the text of such disclosure.

(d)     Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to mean and to be followed by the words “without limitation.” The rule of contract construction known as “ejusdem generis” shall not apply to this Agreement.

(e)     The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f)      All terms defined in this Agreement have the same meanings when used in any certificate or any other document made or delivered pursuant hereto unless otherwise defined therein.

(g)     The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(h)     All references to “$” or dollar amounts will be to lawful currency of the United States of America.

(i)       References to a Person are also to its permitted successors and assigns.

(j)      Each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles applied on a consistent basis during the applicable periods (“GAAP”).

(k)     Time is of the essence in this Agreement. To the extent the term “day” or “days” is used, it will mean calendar days unless referred to as a “Business Day”. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(l)      No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

(m)     Each party hereto acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

(n)     Any reference herein to any law, statute, rule or regulation shall be construed as referring to such law, statute, rule or regulation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time and references to particular provisions of a law include a reference to the corresponding provisions of any prior or succeeding law.

2.            Purchase and Sale of the Shares.

2.1     Subject to the terms and conditions of this Agreement, on the First Closing Date, the Investor shall purchase, and the Company shall sell and issue to the Investor, 188,442,211 (one hundred and eighty-eight million, four hundred and forty-two thousand, two hundred and eleven) shares of Common Stock (the “First Shares”) in exchange for the First Purchase Price as specified in Section 3 below (the “First Closing”). The aggregate purchase price for the First Shares to be purchased by the Investor at the First Closing shall be $135,000,000.00 (the “First Purchase Price”).

2.2     Subject to the terms and conditions of this Agreement, on the Second Closing Date, the Investor shall purchase, and the Company shall sell and issue to the Investor, 188,442,211 (one hundred and eighty-eight million, four hundred and forty-two thousand, two hundred and eleven) shares of Common Stock (the “Second Shares”, and together with the First Shares, the “Shares”) in exchange for the Second Purchase Price as specified in Section 3 below (the “Second Closing”). The aggregate purchase price for the Second Shares to be purchased by the Investor at the Second Closing shall be $135,000,000.00 (the “Second Purchase Price”).

3.            Closing.

3.1     Closing Date. The First Closing shall occur on the First Closing Date and the Second Closing shall occur on the Second Closing Date. The First Closing and the Second Closing shall occur at the offices of Edward Nathan Sonnenbergs Inc., 150 West Street, Sandton, Johannesburg, South Africa 2196. The date and time of the First Closing (the “First Closing Date”) shall be 9:00 a.m., Johannesburg time, as soon as practicable after the last of the conditions to the First Closing set forth in Sections 6.1 and 6.3 are satisfied or waived, but in no event later than the fifth (5th) Business Day thereafter, unless the parties agree in writing to change the First Closing to another time, date or place. The date and time of the Second Closing (the “Second Closing Date”) shall be 9:00 a.m., Johannesburg time, on the later of (i) 90 days after the First Closing, (ii) October 31, 2013, and (iii) as soon as practicable after the last of the conditions to the Second Closing set forth in Sections 6.2 and 6.4 are satisfied or waived, but in no event later than the fifth (5th) Business Day thereafter, unless the parties agree in writing to change the First Closing to another time, date or place.

3.2     Form of Payment. On the First Closing Date, (i) the Investor shall pay the First Purchase Price to the Company for the First Shares to be issued and sold to the Investor at the First Closing by wire transfer of immediately available funds into a bank account held by the Company and nominated by the Company through notice in writing to the Investor prior to the First Closing Date, and (ii) the Company shall deliver to the Investor one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 5.7 hereof), evidencing the number of First Shares, duly executed on behalf of the Company and registered in the name of the Investor. On the Second Closing Date, (i) the Investor shall pay the Second Purchase Price to the Company for the Second Shares to be issued and sold to the Investor at the Second Closing, by wire transfer of immediately available funds into a bank account held by the Company and nominated by the Company through notice in writing to the Investor prior to the Second Closing Date, and (ii) the Company shall deliver to the Investor one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 5.7 hereof), evidencing the number of Second Shares, duly executed on behalf of the Company and registered in the name of the Investor.

4.        Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the Disclosure Schedules delivered herewith:

4.1     Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Exhibit B to this Agreement (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

4.2     Organization, Good Standing and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in a Material Adverse Effect, and to the Company’s knowledge no Proceeding has been instituted in any such jurisdiction revoking, limiting, curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.3     Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith, other than the obtaining of the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.4     No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other contract to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the obtaining of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including United States federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

4.5     Filings, Consents and Approvals. The Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the press releases required pursuant to Section 9.6 of this Agreement, (ii) the filing with the SEC of the Proxy Statement (as defined in the Allied Asset Purchase Agreement), (iii) the Required CEI Stockholder Vote (as defined in the Allied Asset Purchase Agreement), (iv) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (v) as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and (vi) such filings as are required to be made under applicable United States state securities laws (clauses (i) through (vi) of this Section 4.5 are collectively the “Required Approvals”).

4.6     Issuance of the Shares. On or before the First Closing Date, the Shares will be duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all Liens (other than those created by the Investor) except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Except for the Required Approvals, no further approval or authorization of any stockholder, the Company’s Board of Directors or others is required for the issuance and sale of the Shares. Except for the Registration Rights Agreement, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

4.7     SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

4.8     Disclosure. Except with respect to the material terms, conditions and subject matter of the transactions contemplated by the Transaction Documents and the Allied Asset Purchase Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information that is not otherwise disclosed in the SEC Filings. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is to the Company’s knowledge true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

4.9     Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.10     Conduct of the Parties. The Company acknowledges and agrees, that with respect to the transactions contemplated herein, that it and its Affiliates will not have made, offered, or authorized, requested, received, or accepted and will not make, offer or authorize, request, receive or accept with respect to the matters which are the subject of this Agreement, any payment, gift, promise or other advantage, whether directly or indirectly through any other Person or entity, to or for the use or benefit of any public official, including any Person holding a legislative, administrative or judicial office, or any Person employed by or acting on behalf of any governmental authority or agency, public agency, public enterprise or public international organization, or any political party or political party official or candidate for office, or any other Person, where such payment, gift, promise or advantage would violate or result in a violation of (i) the applicable anti-corruption or anti-bribery laws of the Republic of South Africa, (ii) the applicable principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999 or (iii) the United States Foreign Corrupt Practices Act of 1977, as amended.

5.            Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1     Organization and Existence. The Investor is a validly existing state owned company registered and duly incorporated in accordance with the laws of the Republic of South Africa and has all requisite corporate power and corporate authority to purchase and hold the Shares in its capacity as Agent and Representative of the GEPF and for the account and benefit of the GEPF, pursuant to this Agreement. Investor has not been formed for the specific purpose of acquiring the Shares.

5.2     Authorization; Non-contravention. The execution and delivery by the Investor of this Agreement and the other Transaction Documents and the performance of all of its obligations hereunder and thereunder does not and shall not: (i) contravene any law or regulation to which the Investor is subject; or (ii) contravene any provisions of the Investor’s constitutional documentation or (iii) contravene or conflict with any contract to which the Investor is a party. This Agreement and the other Transaction Documents have been duly authorized by all necessary actions of the Investor’s directors or investment committee, as the case may be, and the Investor has taken all necessary corporate actions required to empower and authorize it to enter into this Agreement and each of the other Transaction Documents. This Agreement and the other Transaction Documents constitute the valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3     Purchase Entirely for Own Account. The Shares to be received by the Investor hereunder will be acquired pursuant to the Investor’s general mandate as investment manager for the GEPF’s account, and however not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Investor does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the Shares. The Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4     Investment Experience. The Investor acknowledges that it can bear the economic risk, including the risk of complete loss, of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Investor understands that the purchase of the Shares involves substantial risk.

5.5     Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Shares and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information the Investor deems relevant to make an informed decision to purchase the Shares. The Investor acknowledges that it has access to the SEC Filings through the SEC’s EDGAR website. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor is not actually aware of any fact, circumstance or condition which it believes constitutes a material breach of any representation or warranty by the Company contained in this Agreement.

5.6     Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from registration and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7     Legends. It is understood that certificates evidencing the Shares will bear the following or substantially similar legends:

(a)     THESE SECURITIES WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) PROVIDED BY RULE 506 OF REGULATION D PROMULGATED THEREUNDER OR SECTION 4(a)(2) OF SUCH ACT AND IN AN OFFSHORE TRANSACTION TO A PERSON WHO WAS NOT A U.S. PERSON PURSUANT TO REGULATION S UNDER SUCH ACT (“REGULATION S”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO ANY “U.S. PERSON” (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.

(b)     If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

5.8     Investor Status. The Investor is an “accredited investor” as defined in Rule 501 of Regulation D and is not a “U.S. Person” as defined in Rule 903 of Regulation S.

5.9     No General Solicitation. The Investor did not learn of the investment in the Shares by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

5.10     Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

5.11     Prohibited Transactions. Since the time the Investor learned of the Private Placement, neither the Investor nor any Affiliate of such Investor that (i) has or had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Investor’s investments, trading or information concerning the Investor’s investments, including in respect of the Shares, or (iii) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Shares (each, a “Prohibited Transaction”). The Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as (i) the Second Closing is first publicly announced or (ii) this Agreement is terminated pursuant to Section 6.5 hereof. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

5.12     Availability of Funds. The Investor currently has sufficient immediately available funds in cash to pay the First Purchase Price at the First Closing and will have sufficient immediately available funds in cash to pay the Second Purchase Price at the Second Closing, all without any consent or approval required by any Person.

5.13     Conduct of the Parties. The Investor acknowledges and agrees, that with respect to the transactions contemplated herein, that it and its Affiliates will not have made, offered, or authorized, requested, received, or accepted and will not make, offer or authorize, request, receive or accept with respect to the matters which are the subject of this Agreement, any payment, gift, promise or other advantage, whether directly or indirectly through any other Person or entity, to or for the use or benefit of any public official, including any Person holding a legislative, administrative or judicial office, or any Person employed by or acting on behalf of any governmental authority or agency, public agency, public enterprise or public international organization, or any political party or political party official or candidate for office, or any other Person, where such payment, gift, promise or advantage would violate or result in a violation of (i) the applicable anti-corruption or anti-bribery laws of the Republic of South Africa, (ii) the applicable principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999 or (iii) the United States Foreign Corrupt Practices Act of 1977, as amended.

6.            Conditions to the First Closing and the Second Closing.

6.1     Conditions to the Investor’s Obligations as to the First Closing. The obligation of the Investor to purchase the First Shares at the First Closing is subject to the fulfillment to the Investor’s satisfaction on or prior to the First Closing Date of the following conditions, of which (a), (g), and (h) may each be waived by the Investor and (b), (c), (d), (e), (f) may each be waived by the Investor and the Company jointly but not individually:

(a)     The representations and warranties made by the Company in Section 4 hereof qualified as to materiality or Material Adverse Effect shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects when made, and shall be true and correct on the First Closing Date with the same force as effect as if they had been made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing Date.

(b)     The Company shall have obtained the Required Approvals and any and all other consents, permits, approvals, registrations and waivers necessary for consummation of the issuance and sale of the First Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)     The JSE shall have unconditionally approved, in writing, the listing of the Shares on the securities exchange operated by the JSE.

(d)     The Financial Surveillance Department of the South African Reserve Bank (“SARB”) or any commercial bank in South Africa authorized by SARB to deal in foreign exchange shall have approved the inward listing of the Shares on the securities exchange operated by the JSE.

(e)     The Company shall have executed and delivered the Registration Rights Agreement.

(f)     No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, or any order of or by any governmental authority, shall have been issued by, and no Proceeding shall have been instituted by, any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g)     The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the First Closing Date certifying to the fulfillment of the conditions specified in subsections (a) and (b) of Section 6.1.

(h)     The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, certifying the current versions of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

6.2     Conditions to the Investor’s Obligations as to the Second Closing. The obligation of the Investor to purchase the Second Shares at the Second Closing is subject to the fulfillment to the Investor’s satisfaction on or prior to the Second Closing Date of the following conditions, of which (a) and (f) may each be waived by the Investor and (b), (c), (d), (e) may each be waived by the Investor and the Company jointly but not individually:

(a)     The representations and warranties made by the Company in Section 4.7 hereof as qualified as to materiality or Material Adverse Effect shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Section 4.7 hereof not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing Date.

(b)     The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the issuance and sale of the Second Shares and the consummation of the other transactions at the Second Closing contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)     The First Closing and completion of the first drilling phase of the Oyo-7 Well shall have occurred.

(d)     The Company shall have executed and delivered a stockholder’s agreement providing the Investor with the right to designate for nomination to the stockholders one member to the Company’s board of directors for so long as the Investor holds 20% of the outstanding Common Stock.

(e)     No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, or any order of or by any governmental authority, shall have been issued by, and no Proceeding shall have been instituted by, any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)     The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of Section 6.2.

6.3     Conditions to Obligations of the Company as to the First Closing. The Company’s obligation to sell and issue the First Shares at the First Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, of which (a), (b), (g) and (h) may each be waived by the Company and (c), (d), (e), (f) may each be waived by the Investor and the Company collectively but not individually:

(a)     The representations and warranties made by the Investor in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.12 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the First Closing Date with the same force and effect as if they had been made on and as of such date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the First Closing Date with the same force and effect as if they had been made on and as of such date. The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing Date.

(b)     The Investor shall have delivered the First Purchase Price to the Company.

(c)     The Company and Allied shall have executed the Allied Asset Purchase Agreement and all conditions thereunder required to complete the Company’s acquisition of the Allied Assets and the other transactions contemplated by the Allied Asset Purchase Agreement, other than the payment and delivery by the Company to Allied of the consideration required to be paid and delivered by the Company to Allied in exchange for the sale and delivery of the Allied Assets shall have been fulfilled or waived.

(d)     The JSE shall have unconditionally approved, in writing, the listing of the Shares on the securities exchange operated by the JSE.

(e)     SARB or any commercial bank in South Africa authorized by SARB to deal in foreign exchange shall have approved the inward listing of the Shares on the securities exchange operated by the JSE.

(f)     No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, or any order of or by any governmental authority, shall have been issued by, and no Proceeding shall have been instituted by, any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g)     The Investor shall have delivered a certificate, executed on behalf of the Investor by an authorized officer, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in subsection (a) of this Section 6.3.

(h)     The Investor shall have delivered a certificate, executed on behalf of the Investor by its secretary, dated as of the First Closing Date, certifying the resolutions adopted by the board of directors of the Investor approving the transactions contemplated by this Agreement and the other Transaction Documents and the payment of the First Purchase Price and the Second Purchase Price in exchange for the issuance of the Shares, certifying the current versions of the certificate of incorporation or other formation document and the bylaws or other governing document of the Investor and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Investor.

6.4     Conditions to Obligations of the Company as to the Second Closing. The Company’s obligation to sell and issue the Second Shares at the Second Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions, of which (a), (c), (d), and (e) may each be waived by the Company and (b), (f) and (g) may each be waived by the Investor and the Company collectively but not individually:

(a)     The representations and warranties made by the Investor in Section 5 hereof, other than the Investment Representations, shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if they had been made on and as of such date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Second Closing Date with the same force and effect as if they had been made on and as of such date. The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing Date.

(b)     The Investor shall have executed and delivered the Registration Rights Agreement.

(c)     The First Closing and the Allied Asset Acquisition Closing shall have occurred.

(d)     The Investor shall have delivered the Second Purchase Price to the Company.

(e)     The Investor shall have delivered a certificate, executed on behalf of the Investor by an authorized officer, dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in subsection (a) of Section 6.4.

(f)     No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, or any order of or by any governmental authority, shall have been issued by, and no Proceeding shall have been instituted by, any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g)     No statute, rule, regulation, executive order, decree, ruling, injunction, or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or trading market or the staff of any of the foregoing, having authority over the matters contemplated hereby that prohibits the consummation of any of the transactions contemplated by this Agreement.

6.5     Termination of Obligations to Effect the First Closing or the Second Closing; Effects.

(a)     The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the First Closing or the Second Closing, as the case may be, shall terminate as follows:

(i)      Upon the mutual written consent of the Company and the Investor;

(ii)     By election of the Company if any of the conditions set forth in Section 6.3 with respect to the First Closing or in Section 6.4 with respect to the Second Closing shall have become incapable of fulfillment, and shall not have been waived by the Company or the Company and the Investor, as the case may be;

(iii)     By election of the Investor if any of the conditions set forth in Section 6.1 with respect to the First Closing or in Section 6.2 with respect to the Second Closing shall have become incapable of fulfillment, and shall not have been waived by the Investor or the Company and the Investor, as the case may be; or

(iv)     By election of either the Company or the Investor (with respect to itself only) if either the First Closing or the Second Closing has not occurred on or prior to March 31, 2014;

provided, however, that, except in the case of clause (i) above, the party hereto seeking to terminate its obligation to effect either the First Closing or the Second Closing, as the case may be, may not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the First Closing or the Second Closing, as the case may be.

(b)     Nothing in this Section 6.5 shall be deemed to release any party hereto from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.            Covenants and Agreements of the Company.

7.1     Reports. The Company will furnish to the Investor such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investor; provided, however, that the Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.2     No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

7.3     Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect.

7.4     Listing of Shares and Related Matters. The Company shall use its reasonable commercial efforts to cause the Required Approvals and the approvals described in Sections 6.1(c) and (d) and 6.3(d) and (e) to be obtained.

7.5     Termination of Covenants. The provisions of Section 7.1 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.6     Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor’s written confirmation that such Shares will not be disposed of except in compliance with the prospectus delivery requirements of the Securities Act, (ii) the date the Shares may be sold pursuant to Rule 144 promulgated under the Securities Act without any volume restriction and (iii) delivery to the Company of an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act and that such legend is no longer required, the Company shall, upon the Investor’s written request, promptly cause certificates evidencing the Investor’s Shares to be replaced with certificates which do not bear such restrictive legends.

8.            Survival and Indemnification.

8.1     Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Second Closing of the transactions contemplated by this Agreement for a period of one (1) year after the Second Closing Date.

8.2     Indemnification.

(a)     The Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other reasonable expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened, and the costs of enforcement hereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents.

(b)     The Investor agrees to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, employees and agents from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Investor under the Transaction Documents.

8.3     Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, Proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the party from whom indemnification is sought (the “Indemnifying Person”) in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder, except to the extent that the Indemnifying Person is materially prejudiced by such failure to notify. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of counsel to the Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Person shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Person shall indemnify and hold harmless the Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Indemnifying Person shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.

8.4     Limitations on Indemnification.

(a)     No party hereto will have any liability for indemnification under this Section 8 in excess of the total combined value of the First Purchase Price and the Second Purchase Price.

(b)     NO INDEMNIFYING PERSON SHALL BE LIABLE FOR PUNITIVE, EXEMPLARY, SPECIAL, INCIDENTAL, CONSEQUENTIAL, LOST PROFITS OR DAMAGES OTHER THAN ACTUAL DAMAGES SUFFERED BY ANY INDEMNIFIED PERSON WITH RESPECT TO ANY TERM OR THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PERSON’S OR ANY OF ITS AFFILIATES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT; PROVIDED, HOWEVER, THAT THIS WAIVER WILL NOT LIMIT ANY LIABILITY OF AN INDEMNIFYING PERSON TO INDEMNIFY ANY INDEMNIFIED PERSON FOR ANY LOSS ARISING FROM DAMAGES OF ANY KIND THAT THE INDEMNIFIED PERSON IS REQUIRED TO PAY TO ANY THIRD PARTY, INCLUDING ANY GOVERNMENTAL AUTHORITY.

9.            Miscellaneous.

9.1     Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable; provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate without the prior written consent of the Company; provided further, however, that such transferee agrees in writing to be bound by the terms, provisions and conditions of this Agreement, specifically including in such writing, affirmation of the Investment Representations, as applicable to it, and that such transfer is in compliance with all of the terms and provisions of this Agreement and permitted by United States federal and state securities laws; and provided further, however, that no such assignment or obligation shall diminish, release or otherwise affect the obligations of the Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in Section 8.2 of this Agreement. Notwithstanding the foregoing, if any of the conditions set forth in Section 6.4 with respect to the Second Closing shall have become incapable of fulfillment due to any action or inaction of the Investor, the Company may assign its rights to receive payment of the Second Purchase Price in whole or in part to an Affiliate and such Affiliate shall be an express beneficiary of this Agreement.

9.2     Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party hereto, it being understood that both parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a portable document format, or “.pdf” data file, such signature shall create a valid and binding obligation of the party hereto executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.3     Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telecopier or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, and (iii) if given by an internationally recognized overnight air courier, then such notice shall be deemed given three (3) Business Days after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

CAMAC Energy Inc.

1330 Post Oak Boulevard

Suite 2250

Fax: 713.797.2940

Email: nevanoff@camacenergy.com

Attention: Nicolas J. Evanoff, Senior Vice President, General Counsel and Secretary

with a copy to:

Edward Nathan Sonnenbergs Inc.

150 West Street

Sandton

Johannesburg

South Africa 2146

Fax: +27.11.269.7899

Email: tlee@ens.co.za

Attention: Tony Lee

and to:

Sidley Austin LLP

1000 Louisiana

Suite 6000

Houston, TX 77002

Fax: 713.495.7799

Email: jrice@sidley.com

Attention: James L. Rice III

If to the Investor by personal delivery:

Public Investment Corporation SOC Limited

Block C, Riverwalk Office Park

41 Matroosberg Road (corner of Garsfontein and Matroosberg Roads)

Ashlea Gardens Extension 6

Menlo Park, Pretoria

South Africa

If to the Investor by mail, telefax or electronic mail:

Public Investment Corporation

Private Bag X 187

Pretoria

South Africa

0001

Fax: +27 12 346 3276

Email: Daniel.matjila@pic.gov.za

Attention: Chief Investment Officer

9.4     Expenses. Each of the parties hereto shall pay its own costs and expenses in connection herewith.

9.5     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

9.6     Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor, except such release or announcement as the Company reasonably determines may be required by law or the applicable rules or regulations of any the Trading Market or any other securities exchange or securities market. By 8:30 a.m. (New York City time) on the trading day immediately following each of the First Closing Date and the Second Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. In addition, the Company will make such other filings, notices or announcements in the manner and time required by the SEC, the NYSE MKT and the JSE. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC (other than a registration statement and any exhibits to filings made in respect of this transaction or in accordance with periodic filing requirements under the Exchange Act), the NYSE MKT, the JSE or any regulatory agency, without the prior written consent of the Investor, which may not unreasonably be withheld, conditioned or delayed, except to the extent that the Company reasonably determines that such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure.

9.7     Replacement of Share Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

9.8     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9     Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, representations and warranties, both oral and written, between or made by the parties with respect to the subject matter hereof and thereof.

9.10     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any Proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such Proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such Proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such Proceeding brought in such courts and irrevocably waives any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY

CAMAC Energy Inc.

By: /s/ Kase Lawal

      Dr. Kase Lawal

      Chairman and Chief Executive Officer Nov. 18, 2013

THE INVESTOR

Public Investment Corporation (SOC) Limited

By: /s/ L. Smit

      L. Smit

      Acting Chief Investment Officer Oct. 21, 2013

Exhibit A

Form of Registration Rights Agreement

EXHIBIT A

FORM OF

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

CAMAC ENERGY INC.

AND

THE PUBLIC INVESTMENT CORPORATION (SOC) LIMITED

Table of Contents

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2013 by and between CAMAC Energy Inc., a Delaware corporation (“CEI”), and the Public Investment Corporation (SOC) Limited (registration number 2005/009094/06), a state-owned company registered and duly incorporated in accordance with the laws of the Republic of South Africa, (acting in its capacity as Agent and Representative of its client, The Government Employees Pension Fund) (“PIC”).

WHEREAS, this Agreement is made pursuant to that certain Share Purchase Agreement, executed as of November 18, 2013, by and among the Company and PIC (the “Share Purchase Agreement”);

WHEREAS, CEI has agreed to provide the registration and other rights set forth in this Agreement for the benefit of PIC pursuant to the Share Purchase Agreement; and

WHEREAS, it is a condition to the obligations of PIC under the Share Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.01     Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Share Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (as defined below).

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Allied” means Allied Energy PLC, a company incorporated in the Federal Republic of Nigeria.

“Allied Registration Rights Agreement” means that certain Registration Rights Agreement executed by and between CEI and Allied in form substantially the same as this Agreement, mutatis mutandis.

“CEI” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Consideration Shares” means the shares of Common Stock issued or issuable to PIC pursuant to the Share Purchase Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(o) of this Agreement.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Liquidated Damages Date” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Liquidated Damages Multiplier” means the product of $0.7164 times the number of Consideration Shares outstanding on the date that Liquidated Damages first begin to accrue.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“PIC” has the meaning specified therefor in the introductory paragraph of this Agreement

“Registrable Securities” means the Consideration Shares and any shares of Common Stock issued as Liquidated Damages pursuant to this Agreement and any securities issued or issuable thereon upon any stock split, dividend or other distribution, recapitalization or similar event, or any exercise price adjustment with respect to any of the securities referenced herein.

“Registration Default” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933.

“Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Share Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02     Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security can be disposed of without restriction (including, but not limited to, volume limitations) pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act; or (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

Article II
REGISTRATION RIGHTS

Section 2.01     Registration.

(a)     (i) Deadline to Go Effective. As soon as practicable following the Second Closing, but in any event within 60 days of the Second Closing Date, CEI shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 with respect to all of the Registrable Securities (the “Registration Statement”). CEI shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 135 days following the Second Closing Date. A Registration Statement filed pursuant to this Section 2.01 shall be on Form S-3 (except if CEI is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). CEI will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by PIC or (ii) the date when such Registrable Securities become eligible for resale without restriction (including, but not limited to, volume limitations) under Rule 144(k) (or any similar provision then in force) under the Securities Act (the “Effectiveness Period”). The Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As provided in Section 2.01(d) of this Agreement, CEI shall be required to file and maintain the effectiveness of as many registration statements as are necessary to register all of the Registrable Securities.

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(ii)     Liquidated Damages. If any Consideration Shares are not covered by the Registration Statement contemplated by Section 2.01(a) of this Agreement (a “Registration Default”) within two years of the Second Closing Date (the “Liquidated Damages Date”), then PIC shall be entitled to a payment with respect to the Consideration Shares that are not covered by such Registration Statement, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier for each period of 30 consecutive days following the Liquidated Damages Date during which a Registration Default continues (the “Liquidated Damages”); provided, however, that the aggregate amount of Liquidated Damages payable by CEI to PIC under this Agreement shall in no event exceed $10,000,000. The Liquidated Damages payable pursuant to this Section 2.1(a)(ii) shall be payable within ten (10) Business Days of the end of each such 30-day period. Any Liquidated Damages shall be paid at PIC’s election: (i) in cash; or (ii) in shares of additional Common Stock. Upon any issuance of Common Stock as Liquidated Damages, CEI shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding the shares of such Common Stock to the Registration Statement as additional Registrable Securities. The determination of the number of shares of Common Stock to be issued as Liquidated Damages shall be based on a valuation price of $0.7164 per share of Common Stock. As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two Business Days of such date, CEI shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(b)     Delay Rights. Notwithstanding anything to the contrary contained herein, CEI may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, but such Selling Holder may settle any such sales of Registrable Securities) if (i) CEI is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and CEI determines in good faith that CEI’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) CEI has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of CEI, would materially adversely affect CEI; provided, however, in no event shall a Holder be suspended for a period that exceeds an aggregate of 30 days in any 90- day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, CEI shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

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(c)     Additional Rights to Liquidated Damages. If (i) the Holders are prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, CEI shall owe the Holders an amount equal to the Liquidated Damages for each period of 30 consecutive days during which the suspension continues beyond the (x) period permitted under Section 2.01(b) of this Agreement or (y) day after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty; provided, however, and subject to Section 2.01(a)(ii) of this Agreement, CEI shall not be required to pay Liquidated Damages under this Section 2.01(c) with respect to Consideration Shares not covered by a Registration Statement at the date a suspension commences. For the purposes of this Section 2.01(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.01 of this Agreement.

(d)     Claw-Back of Registrable Securities. CEI may exclude Registrable Securities from the Registration Statement if required by the Commission in order for the Commission to declare the Registration Statement effective; provided, however, that CEI will use its commercially reasonable efforts to file a subsequent Registration Statement that includes the Registrable Securities excluded from the initial Registration Statement at such time as it may do so in accordance with the Securities Act as interpreted by the Commission, but in any event within six months of the effective date of the preceding Registration Statement, and CEI will use its commercially reasonable efforts to have such Registration Statement declared effective within a reasonable period of time after such filing. CEI shall not be required to pay any Liquidated Damages in accordance with Section 2.01(a)(ii) of this Agreement for any Registrable Securities that are not registered pursuant to this Section 2.02(d). The formula described in Section 2.02(b) shall determine the number of Registrable Securities that are excluded under this Section 2.01(c) vis-à-vis the number of shares of Common Stock of Allied that are excluded under any registration statement, except that the maximum number of shares of Common Stock to be registered under any registration statement shall be determined by the Commission’s requirements instead of the determination by a Managing Underwriter or Underwriters.

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(e)     No Obligation For Primary Offering By Holders. If the Commission deems the registration of any Registrable Securities to be a primary offering by CEI or the Holders, and the Commission prohibits the use of Rule 415 to sell Registrable Securities on a delayed or continuous basis, then PIC shall not be obligated to commit to any such primary offering to allow the Registration Statement to be declared effective by the Commission.

Section 2.02     Piggyback Rights.

(a)     Participation. If at any time CEI proposes to file (i) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01 of this Agreement, or (ii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Stock in an Underwritten Offering for its own account, then as soon as practicable but not less than three Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then CEI shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if CEI has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the account of Holders shall be determined based on the provisions of Section 2.02(b) of this Agreement. The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by such Holder. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering, except that such Holder shall have one Business Day after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, CEI shall determine for any reason not to undertake or to delay such Underwritten Offering, CEI may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to CEI of such withdrawal up to and including the time of pricing of such offering. No Holder shall be entitiled to participate in any such Underwritten Offering under this Section 2.02(a) unless such Holder (together with any Affiliate of such Holder) participating therein held at least $10,000,000 of Common Stock as of the Closing Date, based on a valuation price of $0.7164 per share of Common Stock. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to CEI requesting that such Holder not receive notice from CEI of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such notice.

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(b)     Priority of Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Stock included in an Underwritten Offering involving Included Registrable Securities advises CEI, or CEI reasonably determines, that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises CEI, or CEI reasonably determines, can be sold without having such adverse effect, with such number to be allocated (i) first, to CEI and (ii) second, to the Selling Holders and other Persons who have requested participation in such Underwritten Offering. The pro rata allocations for each such Selling Holder or other Person shall be the product of (a) (i) the maximum number of shares of Common Stock that the Managing Underwriter or Underwriters have determined can be sold in such Underwritten Offering under clause (ii) of the preceding sentence multiplied by (b) the fraction derived by dividing (x) the number of shares of Common Stock owned by such Selling Holder following the Second Closing by (y) the aggregate number of shares of Common Stock owned following the Second Closing Date by all Selling Holders and other Persons participating in the Underwritten Offering. All participating Selling Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) not so participating.

Section 2.03     Underwritten Offering.

(a)     Request for Underwritten Offering. Any one or more Holders that collectively hold greater than $20,000,000 of Registrable Securities, based on a valuation price of $0.7164 per share of Common Stock, may deliver written notice to CEI that such Holders wish to dispose of an aggregate of at least $20,000,000 of Registrable Securities, based on a valuation price of $0.7164 per share of Common Stock, in an Underwritten Offering. Upon receipt of any such written request, CEI shall retain underwriters reasonably acceptable to the Holders, effect such sale through an Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and take all reasonable actions as are requested by the Managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities, including management’s participation in any roadshow or similar marketing effort on behalf of any such Holder. Holders requesting an Underwritten Offering shall be responsible for all Selling Expenses. The parties acknowledge that CEI shall not be required to prepay any Selling Expenses on behalf of the requesting Holders and may discontinue any actions required to be taken hereby and shall not incur any penalty hereunder for such discontinuation if such Selling Expenses are not promptly paid when due by the requesting Holders. The parties further agree that CEI shall be entitled to obtain written agreement from the requesting Holders to pay any and all such Selling Expenses from the proceeds of the sales of such securities (i.e., from the flow of funds at the closing of such offering) prior to initiating any such Underwritten Offering.

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(b)     General Procedures. In connection with any Underwritten Offering under this Agreement or the Allied Registration Rights Agreement, CEI shall be entitled to select the Managing Underwriter or Underwriters with the consent of the Person or Persons holding a majority of the shares of Common Stock of all Holders, which such consent shall not be unreasonably withheld, and if Allied is also registering shares of Common Stock in such Underwritten Offering, with the consent of Allied, which shall not be unreasonably withheld. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, CEI shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, CEI to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with CEI or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to CEI and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering.

Section 2.04     Sale Procedures. In connection with its obligations under this Article II, CEI will, as expeditiously as possible:

(a)     prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(b)     if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify CEI in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)     furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

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(d)     if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that CEI will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)     promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)     immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by CEI of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, CEI agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

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(g)     upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)     in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for CEI dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified CEI’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

(i)     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(j)     make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and CEI personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that CEI need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with CEI satisfactory to CEI;

(k)     cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by CEI are then listed;

(l)     use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of CEI to enable the Selling Holders to consummate the disposition of such Registrable Securities;

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(m)     provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n)     enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o)     if any Holder could reasonably be deemed to be an “underwriter”, as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of CEI’s securities of any Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Holder Underwriter Registration Statement”), cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to CEI and satisfy its obligations in respect thereof. In addition, at any Holder’s request, CEI will furnish to such Holder, on the date of the effectiveness of any Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (i) a letter, dated such date, from CEI’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, and (ii) an opinion, dated as of such date, of counsel representing CEI for purposes of such Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” statement of negative assurance for such offering, addressed to such Holder. CEI will also permit legal counsel to such Holder to review and comment upon any such Holder Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Holder Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects.

Each Selling Holder, upon receipt of notice from CEI of the happening of any event of the kind described in Section 2.04(f) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f) of this Agreement or until it is advised in writing by CEI that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by CEI, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to CEI (at CEI’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

If requested by PIC, CEI shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.

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Section 2.05     Cooperation by Holders. CEI shall have no obligation to include in the Registration Statement Common Stock of a Holder, or in an Underwritten Offering pursuant to Section 2.02 of this Agreement, Common Stock of a Selling Holder, who has failed to timely furnish such information that, in the opinion of counsel to CEI, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06     Restrictions on Public Sale by Holders of Registrable Securities. For a period of 365 days from the Second Closing Date, each Holder of Registrable Securities who is included in the Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30-day period following completion of an Underwritten Offering of equity securities by CEI, whether for its own account or for the account of Allied (except as provided in this Section 2.06); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other stockholder of CEI on whom a restriction is imposed in connection with such public offering. In addition, except in the case of primary Underwritten Offerings of equity offerings by CEI, the provisions of this Section 2.06 shall not apply with respect to a Holder that (a) owns less than $10,000,000 of Common Stock, based on a valuation price of $0.7164 per share of Common Stock, (b) has delivered an Opt Out Notice to CEI pursuant to Section 2.02 hereof or (c) has submitted a notice requesting the inclusion of Registrable Securities in an Underwritten Offering pursuant to Section 2.02 or Section 2.03(a) hereof but is unable to do so as a result of the priority provisions contained in Section 2.02(b) hereof.

Section 2.07     Expenses.

(a)     Certain Definitions. “Registration Expenses” means all expenses incident to CEI’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE MKT fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority (FINRA), transfer taxes and fees of transfer agents and registrars and all word processing fees, and the fees and disbursements of counsel and independent public accountants for CEI in connection with CEI’s obligations under Section 2.01 of this Agreement. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities, and, in the case of an Underwritten Offering, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for CEI, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance with Sections 2.03 and 2.04 of this Agreement.

(b)     Expenses. CEI will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.08 hereof, CEI shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

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Section 2.08     Indemnification.

(a)     By CEI. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, CEI will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that CEI will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder, its directors or officers or any underwriter or controlling Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)     By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless CEI, its directors and officers, and each Person, if any, who controls CEI within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from CEI to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

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(c)     Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against an indemnified party with respect to which it is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)     Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

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(e)     Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09     Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, CEI agrees to use its commercially reasonable efforts to:

(a)     make and keep public information regarding CEI available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)     file with the Commission in a timely manner all reports and other documents required of CEI under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)     so long as a Holder owns any Registrable Securities, furnish, unless otherwise not available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of CEI, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10     Transfer or Assignment of Registration Rights. The rights to cause CEI to register Registrable Securities granted to PIC by CEI under this Article II may be transferred or assigned by PIC to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that, (a) unless such transferee is an Affiliate of PIC, each such transferee or assignee holds as a result of and at the date of transfer or assignment Registrable Securities representing at least $10,000,000 of the Registrable Securities, based on a valuation price of $0.7164 per share of Common Stock, (b) CEI is given written notice prior to any such transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee assumes in writing responsibility for its portion of the obligations of PIC under this Agreement.

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Section 2.11     Limitation on Subsequent Registration Rights. From and after the date hereof, CEI shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, (a) enter into any agreement with any current or future holder of any securities of CEI that would allow such current or future holder to require CEI to include securities in any registration statement filed by CEI on a basis that is superior in any way to the piggyback rights granted to PIC hereunder or (b) grant registration rights to any other Person that would be superior to PIC’s registration rights hereunder. For the avoidance of doubt, nothing in this Section 2.11 or elsewhere herein will in any way be construed to prohibit CEI from entering into and performing the Allied Registration Rights Agreement.

Article III

MISCELLANEOUS

Section 3.01     Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)     if to PIC, to the address set forth in Section 9.3 of the Share Purchase Agreement in accordance with the provisions of this Section 3.01;

(b)     if to a transferee of PIC, to such Holder at the address provided pursuant to Section 2.10 hereof; and

(c)     if to CEI, at 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056 (facsimile: (713)797-2940), notice of which is given in accordance with the provisions of this Section 3.01.

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02     Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03     Aggregation of Purchased Common Stock. All Common Stock held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.04     Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of Common Stock or other capital stock of CEI or any successor or assign of CEI (whether by merger, consolidation, sale or acquisition of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement.

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Section 3.05     Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any party from pursuing any other rights and remedies at law or in equity which such party may have.

Section 3.06     Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Facsimile or other electronic (pdf) exemption and delivery of this Agreement is legal, valid and binding for all purposes.

Section 3.07     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08     Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.

Section 3.09     Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10     Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by CEI set forth herein. This Agreement and the Share Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11     Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by CEI and Holders holding a majority in interest of the Registrable Securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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Section 3.12     No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13     Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than PIC and CEI shall have any obligation hereunder and that no recourse under this Agreement or the Share Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of PIC under this Agreement or the Share Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.14     Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to”. Whenever any determination, consent or approval is to be made or given by PIC under this Agreement, such action shall be in such PIC’s sole discretion unless otherwise specified.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CAMAC ENERGY INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PUBLIC INVESTMENT CORPORATION (SOC) LIMITED

By:
Name:
Title:

Signature Page to Registration Rights Agreement

ANNEX B

CAMAC ENERGY INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of CAMAC Energy Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of [__________], 2013 (the “Registration Rights Agreement”), among the Company and PIC. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.
	(a)	Full Legal Name of Selling Stockholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

Annex B-1

3.	Beneficial Ownership of Registrable Securities:
Type and Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:
(a) Are you a broker-dealer?
Yes ☐ No ☐

Note:If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(b) Are you an affiliate of a broker-dealer?
Yes ☐ No ☐
(c)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐
Note:If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

Annex B-2

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.

The Company has advised each Selling Stockholder that it may not use shares registered on the Registration Statement to cover short sales of Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission, in accordance with 1997 Securities and Exchange Commission Manual of Publicly Available Telephone Interpretations Section A.65. If a Selling Stockholder uses the prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the Registration Statement.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

Annex B-3

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:
By:
Name: Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND
QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

CAMAC Energy Inc.
1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056
Facsimile: (713) 797-2940
Attention: Nicolas Evanoff

Annex B-4

Exhibit B

Subsidiaries

1.	CAMAC Petroleum Limited
2.	CAMAC Energy Ltd.
3.	CAMAC Energy Kenya Limited
4.	CAMAC Energy Gambia A5 Ltd.
5.	CAMAC Energy Gambia A2 Ltd.
6.	CAMAC Sierra Leone Limited
7.	CAMAC Energy International Ltd.
8.	CAMAC Energy Ghana Limited